QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 21.1

LIBERTY LIVEWIRE CORPORATION

Subsidiaries (Domestic and Foreign)

    As of February 28, 2001, the following subsidiaries are owned 100% by Liberty Livewire Corporation, a Delaware corporation (formerly known as The Todd-AO Corporation) (dba Todd-AO Atlanta; Todd-AO Video Group; Todd-AO Studios), except as otherwise noted:

  1.
  Four Media Company, a Delaware corporation (dba Digital Image; Image Laboratory; Method)

  2.
  Liberty SEG Acquisition Sub, LLC, a Delaware limited liability company (dba Soundelux DMG—Design Music Group; Soundelux Hollywood; Modern Music; Soundelux Microphones; The Hollywood Edge; Signet Soundelux Studios; Vine Street Studios; Soundelux Audio Publishing; Cyber-Buzz)

  3.
  Triumph Communications Inc., a New York corporation

  4.
  Triumph Communications & Fiber Services Inc., a New York corporation

  5.
  Triumph Communications & Leasing Services Inc., a New York corporation

  6.
  American Simulcast Corp., a New York corporation

  7.
  The Triumph Switch Company LLC, a New York limited liability company

  8.
  Todd-AO DVD, Inc., a California corporation

  9.
  Todd-AO, Espana, a California corporation

  10.
  Todd-AO Europe Holding Company Limited, a company organized under the laws of England and Wales

  11.
  Todd-AO Studios East, Inc., a New York corporation

  12.
  Todd-AO Hollywood Digital, a California corporation

  13.
  Todd-AO Studios, a California corporation

  14.
  Todd-AO Studios West, a California corporation

  15.
  Todd-AO Video Services, a California corporation

  16.
  Angarola, Inc., a California corporation (inactive)

  17.
  Hollywood Supply Company, a California corporation (inactive)

  18.
  Todd-AO Digital Images, a California corporation (inactive)

  19.
  Todd-AO Preservation Services, a California corporation (inactive)

  20.
  Todd-AO Productions, Inc., a California corporation (inactive)

  21.
  Todd-AO Amusement Productions Services, LLC, a California limited liability company (dba Todd-AO Interactive)

  22.
  Todd-AO Germany GmbH, a German limited liability company (inactive)

  23.
  GWNS Acquisition Sub, Inc., a Delaware corporation

  24.
  ANS Acquisition Sub, Inc., a California corporation(1)

(1)
Holds a 1% limited liability interest in, and is the managing member of, Livewire Network Services, LLC, a Delaware limited liability company (Ascent Entertainment Group, Inc., a Delaware corporation, holds the other 99% limited liability interest).

  25.
  Company 3 New York, Inc., a Delaware corporation(2)

(2)
Formed to operate new post production facility in New York. (Not yet operational.)

26.
Video Services Corporation, a Delaware corporation

27.
WEAPH Ltd. (formerly known as Westinghouse Electric (Asia-Pacific) Holdings Ltd.), a company incorporated under the laws of the Republic of Singapore

28.
Liberty Livewire LLC, a Delaware limited liability company

29.
CDP, LLC, a California limited liability company (50% interest)(3)

(3)
50% interest held by United Artists Theatre Circuits.

30.
Hyper TV Productions, LLC, a California limited liability company (25% interest)(4)

(4)
25% interest held by ACTV, Inc., a Delaware corporation; 50% interest held by Late Night Productions, Inc., a California corporation

    The following subsidiaries are owned 100% by Liberty SEG Acquisition Sub, LLC:

  1.
  Modern Music Magic, LLC, a Delaware limited liability company

  2.
  Vine Street Magic, LLC, a Delaware limited liability company

  3.
  Soundelux Hollywood II, LLC, a Delaware limited liability company

  4.
  Soundelux Hollywood III, LLC, a Delaware limited liability company

    The following subsidiaries are owned 100% by Todd-AO Europe Holding Company Limited:

  1.
  Todd-AO UK, Limited, a company organized under the laws of England and Wales

  2.
  Todd-AO Filmatic Limited, a company organized under the laws of England and Wales

  3.
  Tele-Cine Cell Group Limited, a company organized under the laws of England and Wales

    The following subsidiaries are owned 100% by Tele-Cine Cell Group Limited:

  1.
  Tele-Cine Limited, a company organized under the laws of England and Wales

  2.
  XTV Limited, a company organized under the laws of England and Wales

  3.
  XTV Cell, Limited, a company organized under the laws of England and Wales (inactive)

  4.
  Silver Digital Limited, a company organized under the laws of England and Wales (inactive)

  5.
  File Exchange Limited, a company organized under the laws of England and Wales (inactive)

    The following subsidiary is owned 100% by Todd-AO Studios East, Inc.:

  1.
  Sound One Corporation, a New York corporation

    The following subsidiaries are owned 100% by WEAPH Ltd.:

  1.
  Asia Broadcast Centre Pte. Ltd., a company incorporated under the laws of the Republic of Singapore

  2.
  Group W Broadcast Pte. Ltd., a company incorporated under the laws of the Republic of Singapore

    Liberty Livewire, LLC has a 50% interest in the following limited liability company:

  1.
  HyperTV with Livewire, LLC, a Delaware limited liability company (50% interest)(5)

(5)
HyperTV with Livewire, LLC is a joint venture between (i) Liberty Livewire, LLC, a Delaware limited liability company (50% interest), and (ii) HyperTV Networks, Inc., a Delaware corporation (50% interest).

    Todd-AO, Espana has a 50% interest in the following company:

  1.
  103 Todd-AO Estudio S.L., a company organized under the laws of Spain(6)

(6)
50% interest held by Managing Director Renata Merino, Manolo Garcia and a small group of original investors.

VIDEO SERVICES CORPORATION SUBSIDIARIES (DIRECT AND INDIRECT)

    The following subsidiaries are owned 100% by Video Services Corporation:

  1.
  Audio plus Video International, Inc., a New Jersey corporation

  2.
  CABANA Corp., a Delaware corporation

  3.
  IPL 235 CORP., a New Jersey corporation

  4.
  Manhattan Transfer/Edit, Inc., a Delaware corporation

  5.
  The Post Edge, Inc., a Florida corporation

  6.
  VSC Corporation, a Delaware corporation

  7.
  VSC LIMA CORP., a Delaware corporation

  8.
  VSC MAL CORP., a Delaware corporation

  9.
  VSC Express Courier, Inc., a New Jersey corporation

  10.
  International Post Finance Limited, a Delaware corporation(7)

(7)
There are 134 shares of Class A common stock issued, as follows: 10.5 Class A shares are owned by Manhattan Transfer / Edit, Inc.; 8.5 Class A shares are owned by Audio plus Video International, Inc.; 81 Class A shares are owned by Video Services Corporation; 25.5 Class A shares are owned by A.F. Associates, Inc.; 0.5 Class A shares are owned by Atlantic Satellite Communications, Inc.; and 8 Class A shares are owned by Waterfront Communications Corporation. There are 84 shares of Class B common stock issued and owned by Video Services Corporation

    The following subsidiary is owned 100% by Audio plus Video International, Inc.:

  1.
  International Post Leasing Limited, a Delaware corporation

    The following subsidiary is owned 100% by VSC Corporation:

  1.
  A.F. Associates, Inc., a New Jersey corporation

    The following subsidiaries are owned 100% by A.F. Associates, Inc.:

  1.
  AFA Products Group, Inc., a New Jersey corporation

  2.
  Atlantic Satellite Communications, Inc., a New Jersey corporation

  3.
  Video Rentals, Inc., a New Jersey corporation

  4.
  Waterfront Communications Corporation, a New York corporation

FOUR MEDIA COMPANY SUBSIDIARIES (DIRECT AND INDIRECT)

    The following subsidiaries are owned 100% by Four Media Company:

  1.
  4MC-Burbank, Inc., a Delaware corporation (dba Level 3 Post)

  2.
  Four Media Company Asia PTE Ltd., a private company limited by shares organized under the laws of Singapore

  3.
  Digital Magic Company, a Delaware corporation

  4.
  Anderson Video Company, a Delaware corporation

  5.
  VSDD Acquisition Corp., a Delaware corporation

  6.
  4MC Company 3, Inc., a Delaware corporation

  7.
  Visualize, a California corporation (dba POP; POP Sound; POP Film)

  8.
  MSCL, Inc., a California corporation (dba Encore Video; Riot; E-Finish)

  9.
  FilmCore Editorial San Francisco LLC, a California limited liability company(8)

  10.
  FilmCore Editorial Los Angeles LLC, a California limited liability company(8)

(8)
Ownership interests are as follows: MSCL, Inc.—75%; Four Media Company—25%

11.
Company 11 Productions, a California corporation

12.
4MC Radiant, Inc., a Delaware corporation (fka POP Technology, Inc.) (dba Radiant Software)

13.
Four Media Company (UK) Limited, a company organized under the laws of England and Wales

14.
Digital Sound & Picture, Inc., a Delaware corporation (fka 4MC Ross Acquisition Co.)

15.
525 Holdings, Inc., a California corporation (fka Virgin Digital Studios, Inc.)

16.
Four Media Company Canada Ltd., a company organized under the laws of British Columbia (Inactive)

    The following subsidiaries are owned 100% by 4MC-Burbank:

  1.
  Meridian Sound Corp., a Delaware corporation

  2.
  Catalina Transmission Corp., a Delaware corporation

    The following subsidiaries are owned 100% by Visualize:

  1.
  10 Moons at POP, Inc., a California corporation

  2.
  Santa Monica Financial, Inc., a California corporation

    The following subsidiaries are owned 100% by Four Media Company (UK) Limited:

  1.
  4MC Limited, a company organized under the laws of England and Wales (fka TVP Group Plc)

  2.
  SVC Television Limited, a company organized under the laws of England and Wales

  3.
  Rushes PostProduction Limited, a company organized under the laws of England and Wales

  4.
  West One Television Limited, a company organized under the laws of England and Wales

  5.
  Virgin Television de Mexico S.A. de C.V., a company organized under the laws of Mexico

  6.
  Servicios Administrativos de Post Produccion S.A. de C.V., a company organized under the laws of Mexico

  7.
  Soho Group Limited, a company organized under the laws of England and Wales

  8.
  Visiontext Limited, a company organized under the laws of England and Wales

    The following subsidiaries are owned 100% by 4MC Limited (fka TVP Group Plc):

  1.
  TVI Limited, a company organized under the laws of England and Wales

  2.
  TVP Videodubbing Limited, a company organized under the laws of England and Wales

  3.
  Post Box Golden Square Limited, a company organized under the laws of England and Wales

  4.
  Television Presentations Limited, a company organized under the laws of England and Wales (Dormant)

  5.
  TVP Broadcast Limited, a company organized under the laws of England and Wales (Dormant)

  6.
  The Edit Box Limited, a company organized under the laws of England and Wales (Dormant)

  7.
  TVP Group Limited (f/k/a The Original Video Dubbing Limited), a company organized under the laws of England and Wales (Dormant)

  8.
  TVP Doublevision Limited, a company organized under the laws of England and Wales (Dormant)

    The following subsidiaries are owned 100% by SVC Television Limited:

  1.
  Pilot Programme Investments Limited, a company organized under the laws of England and Wales

  2.
  Bainbridge & Partners Limited, a company organized under the laws of England and Wales (Dormant)

  3.
  SVC Communications Limited, a company organized under the laws of England and Wales (Dormant)

  4.
  Stevens Kellehar Limited, a company organized under the laws of England and Wales (Dormant)

  5.
  Sanderson Vere Crane (Video Tape Editors) Limited, a company organized under the laws of England and Wales (Dormant)

  6.
  Sanderson Vere Crane (Film Editors) Limited, a company organized under the laws of England and Wales (Dormant)

    The following subsidiaries are owned 100% by Soho Group Limited:

  1.
  Soho 601 Digital Productions Limited, a company organized under the laws of England

  2.
  Studio Film and Video Holdings Limited, a company organized under the laws of England

  3.
  Genie Films Limited, a company organized under the laws of England (Dormant)(9)

(9)
Currently being wound down.

v

  4.
  Future Reality Limited, a company organized under the laws of England (Dormant)

    The following subsidiaries are owned 100% by Studio Film and Video Holdings Limited:

  1.
  Soho Images Limited, a company organized under the laws of England

  2.
  Soho 602 Digital Productions Limited, a company organized under the laws of England (Dormant)

    The following subsidiary is owned 50% by Soho 601 Digital Productions Limited:

  1.
  Computamatch Limited, a company organized under the laws of England(10)

(10)
Soho 601 Digital Productions Limited holds approximately 45.45% of Computamatch Limited's total issued share capital. Soho 601 Digital Productions Limited's holding represents 50% of the issued share capital carrying rights to attend or vote at any meeting of Computamatch Limited. The other 50% of the issued share capital carrying rights to attend or vote at any meeting of Computamatch Limited is held by Negative Cutting Services (Australia) Pty Limited.

    The following subsidiary is owned 100% by 525 Holdings, Inc.:

  1.
  525 Studios, Inc., a California corporation

    The following subsidiaries are owned 100% by TVI Limited:

  1.
  Video Time Limited, a company organized under the laws of England and Wales (Dormant)

  2.
  Video Time 1999 Limited, a company organized under the laws of England and Wales (Dormant)

    VSDD Acquisition Corp. has a 100% interest in the following limited liability companies:

  1.
  Symphonic Video LLC, a Delaware limited liability company (dba Digital Symphony)

  2.
  Digital Doctors LLC, a Delaware limited liability company

    The following subsidiary is owned 89% by Visualize(11):

(11)
The shareholders of POP Animation are as follows: Visualize (dba POP)—88.885% Buzz F/X, a California corporation—11.115%

1.
POP Animation, a California corporation

    Visualize has a 49% interest in the following limited liability company(12):

(12)
Cinram POP DVD Center LLC is a joint venture between: Visualize (dba POP)—49% Cinram U.S. Holdings, Inc., a Delaware corporation—51%

1.
Cinram-POP DVD Center LLC, a California limited liability company

QuickLinks

LIBERTY LIVEWIRE CORPORATION Subsidiaries (Domestic and Foreign)